UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2021

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue Suite 1200E Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	WD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On August 30, 2021, Walker & Dunlop, Inc., a Maryland corporation (the “Company” or “our”), entered into a Purchase Agreement (the “Purchase Agreement”) with WDAAC, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Purchaser”), Alliant, Inc., a Florida corporation (“Alliant Inc.”), Alliant ADC, Inc., a California corporation (“Alliant ADC”), Palm Drive Associates, LLC, a Delaware limited liability company (“Palm Drive”), Shawn Horwitz, an individual (“Horwitz” and collectively with Alliant Inc., Alliant ADC and Palm Drive, the “Seller Parties”), and each of The Alliant Company, LLC, a Florida limited liability company, Alliant Capital, Ltd., a Florida limited liability company, Alliant Fund Asset Holdings, LLC, a Delaware limited liability company, Alliant Asset Management Company, LLC, a California limited liability company, Alliant Strategic Investments II, LLC, a Delaware limited liability company, ADC Communities, LLC, a Florida limited liability company, ADC Communities II, LLC, a California limited liability company, AFAH Finance, LLC, a Delaware limited liability company, Alliant Fund Acquisitions, LLC, a Florida limited liability company, and Vista Ridge 1, LLC, a California limited liability company (the transactions contemplated by the Purchase Agreement, the “Transaction”).

Pursuant to the terms of the Purchase Agreement, Purchaser will acquire, directly and indirectly, from the Seller Parties the equity of the entities comprising the business of Alliant Capital and its affiliates (the “Acquired Companies”), a privately owned investment management firm that is focused on the affordable housing sector through low-income housing tax credit syndication, joint venture development, and community preservation fund management. Subject to the receipt of all required regulatory approvals and the fulfillment of other customary closing conditions, the parties anticipate that the Transaction will close in the fourth quarter of 2021.

Subject to the terms and conditions of the Purchase Agreement, the total consideration to the Seller Parties for the Acquired Companies will equal $696 million, which will be comprised of the following: (i) the issuance to Horwitz of shares of common stock of the Company with an aggregate value of approximately $90 million (based on the volume weighted average share price of the Company’s common stock), which will be subject to restrictions, including a four-year, graded vesting sale restriction lifted in four annual 25% increments; (ii) Purchaser’s assumption of certain securitization debt of the Seller Parties and the Acquired Companies, currently valued at approximately $155 million; (iii) a cash payment of approximately $351 million, subject to adjustment based on the actual balance of the assumed securitization debt of the Seller Parties as of the closing date and for customary net working capital; and (iv) up to $100 million in cash that is contingent on the achievement of certain post-closing financial performance objectives of the Acquired Companies during the four-year period immediately following closing of the Transaction (the “Earnout”). The Earnout is subject to acceleration in the event that there is either a change of control of WDAAC, LLC or the employment of certain other individuals are terminated by Purchaser other than for cause prior to the end of the four-year anniversary of the closing of the Transaction. Additionally, the Earnout is subject to acceleration in the event the employment of Horwitz and certain other individuals is terminated by Purchaser other than for cause prior to the end of the two-year anniversary of the closing of the Transaction. In the event that Purchaser discontinues or abandons a material but less than a majority of the business of the Acquired Companies, the calculation of the performance objectives for the Earnout will be adjusted to take into account the impacted operations of the business.

The Purchase Agreement contains customary representations and warranties from the Company and Purchaser, as well as the Seller Parties and certain of the Acquired Companies. Each party has also agreed to customary covenants, including, in the case of the Seller Parties and certain of the Acquired Companies, covenants relating to the conduct of the business during the interim period between the execution of the Purchase Agreement and the closing of the Transaction and, in the case of the Seller Parties, four-year post-closing non-competition and non-solicitation restrictive covenants. The Seller Parties have also agreed that they will not, and will cause their affiliates and their respective representatives not to, encourage, solicit, initiate, facilitate or continue any inquiries or proposals with respect to any other acquisition proposals.

The consummation of the Transaction is subject to customary closing conditions, including receipt of all required regulatory approvals and approvals of investors in the funds managed by certain Seller Parties and lenders to the Seller Parties and their affiliates and the absence of any law or order prohibiting the closing of the Transaction. In addition, each party’s obligation to consummate the Transaction is subject to certain other customary conditions, including the accuracy of the representations and warranties of the other party, subject to certain materiality standards, and compliance in all material respects by the other party with its covenants. Additional closing conditions include that the Seller Parties obtain certain third-party consents; the Seller Parties dissolve certain entities or distribute the equity of certain entities that are intended to be excluded from the Transaction; and Purchaser and the Seller Parties enter into an arms-length lease with respect to certain real property.

The Purchase Agreement provides certain termination rights for each of the Seller Parties and Purchaser. Specifically, the Purchase Agreement can be terminated upon written consent of the Seller Parties and Purchaser; by either Purchaser or the Seller Parties if certain closing conditions are not satisfied or if the closing of the Transaction has not occurred on or prior to three months from date of the Purchase Agreement (which can be extended to six months by either Purchaser or Horwitz if certain third-party consent requests are outstanding); by either Purchaser or the Seller Parties if the other party has breached any representation, warranty, covenant or agreement in the Purchase Agreement which cannot or has not been cured within 30 days and gives rise to the failure of a closing condition; by either Purchaser or the Seller Parties if any law or governmental authority prohibits the closing of the Transaction; or by Purchaser for any other reason, provided that in such event Purchaser will be obligated to pay the Seller Parties a termination fee equal to $20 million.

This Current Report on Form 8-K provides a summary of the Purchase Agreement and does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2021.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The shares of common stock of the Company to be issued in connection with the Transaction will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Item 7.01. Regulation FD Disclosure.

On August 30, 2021, the Company issued a press release announcing the Transaction, a copy of which is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

On August 30, 2021, the Company announced that it intends to host a conference call for its investors on August 31, 2021 at 10:00 a.m. Eastern Time to discuss the Transaction. The investor presentation that the Company will use on the conference call is attached hereto as Exhibit 99.2 and is hereby incorporated by reference.

The information in this Item 7.01, as well as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with his report:

Exhibit Number	Description
99.1	Press Release dated August 30, 2021
99.2	Investor Presentation
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

Forward-Looking Statements

This Current Report on Form 8-K may be deemed to contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this Current Report on Form 8-K reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. Factors that could cause our results to differ materially include, but are not limited to: (1) our and the Seller Parties’ ability to obtain the consents and approvals required to close the Transaction and satisfy other closing conditions, (2) general economic conditions and commercial real estate market conditions, (3) significant costs related to the Transaction, including unexpected costs or liabilities that may arise and (4) our ability to successfully integrate the Acquired Companies’ operations into our current business, including the retention of their employees, and achieve the expected benefits from the Transaction.

For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any updates or supplements in subsequent Quarterly Reports on Form 10-Q and our other filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.walkerdunlop.com. The forward-looking statements included herein as only as of the date hereof, and the Company undertakes no obligation to revise or update any forward-looking statements for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Walker & Dunlop, Inc.
(Registrant)

Date: August 30, 2021	By:	/s/ Stephen P. Theobald
Stephen P. Theobald Executive Vice President and Chief Financial Officer